Exhibit 99.1


    Greatbatch, Inc. Reports Record Quarterly Sales of $78 million

    CLARENCE, N.Y.--(BUSINESS WIRE)--Aug. 7, 2007--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the second quarter ended June 29, 2007.

    Business Highlights

    -- Total Company - record sales of $78.5 million, an increase of 11% compared to $70.6 million in 2006.

        -- Implantable Medical Components ("IMC") - record sales of $67.6 million, an increase of 13% compared to $59.8 million in 2006, driven by growth of ICD batteries, ICD capacitors and feedthroughs.

        -- Electrochem Commercial Power ("ECP") - sales of $10.9 million, which were consistent with last year.

    --  Acquired Biomec, Inc. for $11.4 million.

        -- Biomec is a medical device design and engineering company, located in Cleveland, Ohio.

    --  Acquired Enpath Medical Inc. for approximately $105 million.

        -- Enpath is a medical products company engaged in designing, developing, manufacturing and marketing single use medical device products for the cardiac rhythm management ("CRM"), neuromodulation and interventional radiology markets. Annual sales for 2006 were approximately $37 million

    -- Carson City, Nevada plant ceased operations on July 15, 2007 with all manufacturing successfully transferred to the Tijuana facility.

    -- Columbia, Maryland shutdown scheduled to be completed by the end of the fourth quarter of 2007.

    -- Electrochem Commercial Power facility expansion initiated and scheduled for completion in mid - 2008.

    -- Realized pretax gain of $4.0 million on sale of non-strategic investment.

    -- Finalized Boston Scientific supply agreement for batteries, capacitors and enclosures through 2010.

    -- Earnings per share for the quarter were $0.51, excluding $0.66 in charges related to the write-off of acquired in-process research and development related to the above mentioned acquisitions, compared to $0.21 for 2006.

    Commenting on the second quarter results, Thomas J. Hook, President & Chief Executive Officer, said: "I'm very pleased with the results for the first half of 2007. We had two consecutive quarters of record sales. This increased sales volume combined with our manufacturing initiatives have led to increased operating margins.

    "On a strategic front, we completed two key acquisitions in the quarter. The Biomec acquisition gives us design capabilities and establishes some key clinical relationships in the emerging neurostimulation market. Enpath represents an exciting opportunity that further expands our product and service offerings to the CRM and neurostimulation marketplaces. This acquisition broadens our market reach into the vascular segment with the introducer product line as well as adding several major new OEM customers. These acquisitions are key steps in our long-term growth strategy."

    2nd Quarter Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the second quarters of 2007 and 2006 (in thousands):


Business Unit/Product Lines                2007       2006       %
                                         2nd Qtr.   2nd Qtr.  Change
---------------------------------------------------------------------
Implantable Medical Components ("IMC"):
       ICD Batteries                       $13,741   $10,994      25%
       Pacemaker & Other Batteries           5,903     5,930       0%
       ICD Capacitors                        7,892     5,339      48%
       Feedthroughs                         17,010    14,301      19%
       Enclosures                            5,994     7,105     -16%
       Introducers, Catheters and Leads      1,585         -      N/A
       Other Medical                        15,467    16,087      -4%
                                         ---------  --------
Total Implantable Medical Components        67,592    59,756      13%
Electrochem Commercial Power ("ECP")        10,870    10,842       0%
                                         ---------  --------
    Total Sales                            $78,462   $70,598      11%
                                         =========  ========

    2nd Quarter Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statements of operations for the second quarters in 2007 and 2006 (in thousands):


                                        2007        2006        %
                                      2nd Qtr.    2nd Qtr.    Change
---------------------------------------------------------------------
Cost of Sales                           $46,756     $43,821        7%
Cost of Sales as % of Sales               59.6%       62.1%

SG&A Expenses                           $10,735      $9,865        9%
SG&A Expenses as % of Sales               13.7%       14.0%

RD&E Expenses, net                       $6,981      $6,142       14%
RD&E Expenses, net as % of Sales           8.9%        8.7%

Operating Income                       $(6,351)      $7,127     -189%
Operating Margin                          -8.1%       10.1%

Effective Tax Rate                       NA           34.5%


    The cost of sales percentage decreased from last year primarily due to favorable mix- and volume- related variances. Sales were higher in the product lines that typically carry better margins.

    The increase in SG&A expenses is primarily due to higher sales & marketing expenses and the inclusion of Enpath operations for two weeks.

    The increase in net RD&E expenses is primarily due to a planned increase in spending on new development programs.

The other operating expense in the current quarter consists of:

-- Carson City and Columbia closures/relocations      $ 1.6 million
-- ECP building expansion                             $ 0.1 million
-- Asset dispositions and other                       $ 0.3 million


    As a result of $16.1 million of the in-process research and development write-off not being deductible for tax purposes, the effective tax rate for 2007 is now expected to be approximately 47.5%.

    Full-Year 2007 Financial Guidance

    We are increasing our sales guidance by $20 million to $25 million to reflect the inclusion of six months of Enpath sales and increased sales to CRM customers.

    We are increasing our adjusted guidance by a net of $0.16 per share based on our strong first half results. This is net of increased hiring and manpower costs related to investment in development projects primarily in the areas of MRI compatibility, leads and other technologies in the range of $0.05 and $0.08.

    Our GAAP EPS guidance for 2007 has been decreased by approximately $0.62, which includes the write-off of in-process research and development related to the acquisitions of Biomec and Enpath of $0.72 and $0.04 for other acquisition related adjustments.


                                    Current            Previous
------------------------------------------------- -------------------
Sales (000's)                 $320,000 - $325,000 $295,000 - $305,000

GAAP EPS (1)(4)                     $0.78 - $0.82       $1.40 - $1.46
EPS - adjusted (1)(2)(3)(4)(5)      $1.57 - $1.64       $1.41 - $1.48

Diluted weighted average
shares outstanding (000's)                 24,500              24,500
Effective tax rate                          47.5%               32.5%
Capital spending (000's) (6)    $35,000 - $45,000   $35,000 - $45,000


(1) Includes the impact of stock-based compensation under FAS123(R) of $0.12 to $0.15.

(2) Excludes plant relocation/asset dispositions of $0.14 to $0.16. Includes continued excess capacity costs associated with delayed closure of filtered feedthrough facility.

(3) Excludes gain on exchange of debentures of $0.12.

(4) Includes $0.11 gain on sale of investment realized in Q2 2007.

(5) Excludes write-off of in-process research and development costs of $0.72 and $0.04 for other acquisition related adjustments.

(6) Includes expansion of Electrochem Commercial Power facility of approximately $20 million.


    Table A: Operating Income Reconciliation (in thousands):


                                  2007      2006      2007     2006
                                2nd Qtr.  2nd Qtr.    YTD      YTD
---------------------------------------------------------------------
Operating income (loss) as
 reported:                     $  (6,351) $   7,127 $  4,255 $ 17,179
In-process Research and
 Development                       18,353         -   18,353        -
                               ---------- --------- -------- --------
Sub-total                          12,002     7,127   22,608   17,179
                               ---------- --------- -------- --------
Adjustments:
Carson City facility
 closure/relocation                   188       850      574    2,078
Columbia facility
 closure/relocation                 1,372     1,410    2,675    2,333
Medical power facility
 closure/relocation                     -        52        -      567
ECP building expansion                145         -      282        -
Asset dispositions & other            283       540     (10)      534
Corporate development expenses          -       791        -      800
                               ---------- --------- -------- --------
   Operating Income - adjusted $   13,990 $  10,770 $ 26,129 $ 23,491
                               ========== ========= ======== ========
   Operating margin - adjusted      17.8%     15.3%    16.8%    16.9%
                               ========== ========= ======== ========


    Table B: Net Income Reconciliation (in thousands):


                                 2007      2006       2007     2006
                               2nd Qtr.  2nd Qtr.     YTD      YTD
---------------------------------------------------------------------
Net income (loss) as reported:$  (3,399) $   4,843  $  7,270 $ 11,493
In-process Research and
 Development                      17,621         -    17,621        -
Remaining tax cost for IPR&D     (3,152)         -   (3,152)        -
                              ---------- ---------  -------- --------
Sub-total                         11,070     4,843    21,739   11,493
                              ---------- ---------  -------- --------
Adjustments:
Carson City facility
 closure/relocation                  127       561       387    1,371
Columbia facility
 closure/relocation                  926       931     1,806    1,540
Medical power facility
 closure/relocation                    -        34         -      374
ECP building expansion                98         -       190        -
Asset dispositions & other           191       356       (7)      352
Corporate development expenses         -       522         -      528
                              ---------- ---------  -------- --------
     Sub-total                    12,412     7,247    24,115   15,658
                              ---------- ---------  -------- --------
Gain on extinguishment of debt         -         -   (3,019)        -
                              ---------- ---------  -------- --------
     Net income adjusted      $   12,412 $   7,247  $ 21,096 $ 15,658
                              ========== =========  ======== ========

Note:

1) Tax Rate utilized was 34% for 2006 and 32.5% for 2007 except for the IPR&D write-off.
2) 2nd quarter 2007 includes $2.7 million in net after tax gain on sale of investment.

    Table C: GAAP EPS Reconciliation:

                                  2007      2006      2007     2006
                                2nd Qtr.  2nd Qtr.    YTD      YTD
---------------------------------------------------------------------
Diluted EPS as reported:        $  (0.15)   $  0.21 $   0.33   $ 0.50
In-process Research and
 Development                         0.80         -     0.80        -
Remaining tax cost for IPR&D       (0.14)         -   (0.14)        -
                                --------- --------- -------- --------
Sub-total                            0.51      0.21     0.99     0.50
                                --------- --------- -------- --------
Adjustments:
Carson City facility
 closure/relocation                  0.01      0.02     0.02     0.05
Columbia facility
 closure/relocation                  0.04      0.04     0.08     0.06
Medical power facility
 closure/relocation                     -         -        -     0.01
ECP building expansion                  -         -     0.01        -
Asset dispositions & other           0.01      0.01        -     0.01
Corporate development expenses          -      0.02        -     0.02
                                --------- --------- -------- --------
     Sub-total                       0.57      0.30     1.10     0.65
                                --------- --------- -------- --------
Gain on extinguishment of debt          -         -   (0.14)        -
                                --------- --------- -------- --------
     Diluted EPS adjusted       $    0.57   $  0.30 $   0.96   $ 0.65
                                ========= ========= ======== ========

Note:
1) Tax Rate utilized was 34% for 2006 and 32.5% for 2007 except for the IPR&D write-off.
2) 2nd quarter 2007 includes $0.12 gain on sale of investment.
3) Assumes shares outstanding of 22 million for 2007 and 26 million for 2006


    Conference Call

    The Company will host a conference call on Wednesday, August 8, 2007 at 8:00 a.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. An audio replay will also be available beginning from 11:00 a.m. E.T. on August 8, 2007 until August 15, 2007. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 11475636.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in medical devices for the cardiac rhythm management, neurostimulation and interventional radiology markets. Additionally, Greatbatch supplies commercial power sources for other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.


                           GREATBATCH, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited
               (In thousands except per share amounts)
----------------------------------------------------------------------

                                     Three months       Six months
                                         ended             ended
                                   June 29, June 30, June 29, June 30,
                                     2007     2006     2007     2006
                                   -------- -------- -----------------

Sales                              $ 78,462 $ 70,598 $155,322 $138,705
Cost and expenses:
Cost of sales - excluding
 amortization
of intangible assets                 45,762   42,863   93,050   82,378
Cost of sales - amortization of
 intangible assets                      994      958    1,942    1,916
Selling, general and administrative
 expenses                            10,735    9,865   20,768   18,880
Research, development and
 engineering costs, net               6,981    6,142   13,433   12,040
Acquired in-process research and
 development                         18,353        -   18,353        -
Other operating expense, net          1,988    3,643    3,521    6,312
                                   -------- -------- -------- --------
  Operating income (loss)           (6,351)    7,127    4,255   17,179
Interest expense                      2,089    1,163    3,233    2,298
Interest income                     (2,586)  (1,353)  (4,442)  (2,545)
Gain on sale of investment
 security                           (4,001)        -  (4,001)        -
Gain on extinguishment of debt            -        -  (4,473)        -
Other (income) expense, net             102     (76)       86    (120)
                                   -------- -------- -------- --------
Income (loss) before provision for
 income taxes                       (1,955)    7,393   13,852   17,546
Provision for income taxes            1,444    2,550    6,582    6,053
                                   -------- -------- -------- --------
  Net income (loss)                $(3,399) $  4,843 $  7,270 $ 11,493
                                   ======== ======== ======== ========

Earnings (loss) per share:
  Basic                            $ (0.15) $   0.22 $   0.33 $   0.53
  Diluted                          $ (0.15) $   0.21 $   0.33 $   0.50

Weighted average shares
 outstanding:
  Basic                              22,200   21,800   22,100   21,800
  Diluted                            22,200   26,200   22,350   26,200


                          GREATBATCH, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS - Unaudited
                           (In thousands)

ASSETS                                       June 29,   December 29,
                                               2007         2006
                                            ----------- -------------
Current assets:
  Cash and cash equivalents                 $    81,509 $      71,147
  Short-term investments available for sale      39,290        71,416
  Accounts receivable, net                       34,980        31,285
  Inventories                                    63,953        57,667
  Refundable income taxes                             -         1,569
  Deferred income taxes                           6,948         5,899
  Prepaid expenses and other current assets       3,473         2,343
                                            ----------- -------------
          Total current assets                  230,153       241,326

Property, plant, and equipment, net             101,003        91,869
Intangible assets, net                           81,292        56,330
Goodwill                                        207,378       155,039
Other assets                                     13,671         3,263
                                            ----------- -------------
Total assets                                $   633,497 $     547,827
                                            =========== =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                          $    22,898 $      12,657
  Accrued expenses and other current
   liabilities                                   27,658        29,618
                                            ----------- -------------
           Total current liabilities             50,556        42,275

Convertible subordinated notes                  240,506       170,000
Deferred income taxes                            30,193        35,859
Other long-term liabilities                         141             -
                                            ----------- -------------
           Total liabilities                    321,396       248,134
                                            ----------- -------------

Stockholders' equity:
  Preferred stock                                     -             -
  Common stock                                       22            22
  Additional paid-in capital                    235,644       227,187
  Treasury stock                                      -         (205)
  Retained earnings                              76,435        69,165
  Accumulated other comprehensive income              -         3,524
                                            ----------- -------------
           Total stockholders' equity           312,101       299,693
                                            ----------- -------------
Total liabilities and stockholders' equity  $   633,497 $     547,827
                                            =========== =============


    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz
             Treasurer and Director, Investor Relations
             716-759-5809
             tborowicz@greatbatch.com